Exhibit 3.3
AMENDED AND RESTATED
BY-LAWS
OF
LIBERATOR MEDICAL HOLDINGS, INC.
ARTICLE 1
MEETINGS OF STOCKHOLDERS
1.1  Annual Meeting
     The annual meeting of the stockholders of this corporation shall be held at the time and place designated by the Board of Directors of this corporation.
1.2  Special Meetings
     Special meetings of the stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than twenty-five percent (25%) of all the shares entitled to vote at the meeting.
1.3  Place of Meetings
     The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal place of business of the corporation.
1.4  Notice
     Except as otherwise provided in Chapter 78, Nevada Revised Statutes, written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by, or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed effective when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.
     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

1.5  Waiver of Notice of Meeting
     Whenever any notice is required to be given to any shareholder, a waiver in writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of the meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.
1.6  Fixing of Record Date
     In order that the corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, the board of directors may fix, in advance, a record date, not more than sixty (60) days before the date of the meeting or any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
     If no prior action is required by the Board of Directors, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation under Section 1.14 of this Article.
1.7  Voting Record
     After fixing a record date for a meeting of shareholders, the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class, and series, if any, of shares held by, each shareholder. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days before the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation’s principal place of business, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s transfer agent or registrar. Any shareholder of the corporation or the shareholder’s agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of Section 78.105, Nevada Revised Statutes) during regular business hours at the shareholder’s expense, during the period it is available for inspection.

     The corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.
1.8  Quorum
     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.
     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
1.9  Voting Per Share
     Except as otherwise provided in the Articles of Incorporation or by Chapter 78, Nevada Revised Statutes, each shareholder is entitled to one (1) vote for each outstanding share held by him or her on each matter voted at a shareholders’ meeting.
1.10  Voting of Shares
     A shareholder may vote at any meeting of shareholders of the corporation, either in person or by proxy.
     Shares standing the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by a person or persons designated by the Board of Directors of the corporate shareholder. In the absence of any such designation or, in the case of conflicting designations by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote the shares.
     Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without the transfer of such shares into his or her name or the name of his or her nominee.

     Shares held by or under the control of, a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer into his or her name.
     If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionately; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.
1.11  Proxies
     Any shareholder of the corporation, other person entitled to vote on behalf of a shareholder pursuant to Section 78.355, Nevada Revised Statutes, or attorney-in-fact for such persons, may vote the shareholder’s shares in person or by proxy. Any shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.
     An appointment of a proxy is effective when received by the secretary of the corporation or such other officer or agent authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.
     The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

     An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
     If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting or, if only one (1) is present, that one (1) may exercise all the powers conferred by the proxy, but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of the shares shall be prorated.
     If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.
1.12  Voting Trusts
     One (1) or more stockholders of this corporation may create a voting trust, conferring on a trustee or trustees, the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee.
1.13  Stockholders’ Agreements
     Two (2) or more stockholders of this corporation may provide for the manner in which they will vote their shares by signing an agreement for that purpose, subject to the requirements of Chapter 78, Nevada Revised Statutes. Nothing in that agreement shall impair the right of this corporation to treat the stockholders of record as entitled to vote the shares standing in their names.
1.14  Action Without a Meeting
     Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote on it having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. In order to be effective, the action must be evidenced by one (1) or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the corporation at its principal office, or to the corporate secretary or other office or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

     Any written consent may be revoked before the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office or its principal place of business, or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.
     If required by Chapter 78, Nevada Revised Statutes, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice, if required, shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters’ rights are provided under the Articles of Incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.
     A consent signed as required by this section has the effect of a meeting vote and may be described as such in any document.
     Whenever action is taken as provided in this section, the written consent of the shareholders consenting or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.
1.15  Manner of Action
     If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or by law.
1.16  Voting for Directors
     Unless otherwise provided in the Articles of Incorporation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
ARTICLE 2
DIRECTORS
2.1  Function
     All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of the Board of Directors.
2.2  Qualification
     Each director must be a natural person at least eighteen (18) years of age, but need not be a resident of the State of Nevada or a stockholder of this corporation.

2.3  Compensation
     Each director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.
2.4  Duties of Directors
     A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.
     In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared by:
     (a)     One (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;
     (b)     Counsel, public accountants or other persons as to matters which the director reasonably believes to be within that person’s professional or expert competence; or
     (c)     A committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.
     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause that reliance described above to be unwarranted.
     A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of this corporation.
2.5  Presumption of Assent
     A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken.

2.6  Number
     This corporation shall have no more than ten and no less than one directors. The number of directors may be increased or decreased from time-to-time by amendment to these Bylaws, but no decrease shall have the effect of shortening the terms of any incumbent directors.
2.7  Term
     Each member of the Board of Directors shall hold office until a successor shall have been elected and qualified, or until his earlier resignation, removal from office or death.
2.8  Vacancies
     Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.
2.9  Resignation of Directors
     Any director may resign at any time by giving written notice to the corporation, the Board of Directors, or its chairman. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which even the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.
2.10  Removal of Directors
     Any director, or the entire Board of Directors, may be removed, with or without cause, by action of the shareholders, except that a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.
2.11  Quorum and Voting
     A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled.
     The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

2.12  Director Conflicts of Interest
     No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies the contract or transaction, or because his or their votes are counted for that purpose, if:
     (a)     The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction in good faith by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors; or
     (b)     The fact of that relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction in good faith by vote or written consent; or
     (c)     The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee or the stockholders.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of it that authorizes, approves or ratifies such contract or transaction.
2.13  Executive and Other Committees
     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except as may be prohibited by Chapter 78, Nevada Revised Statutes.
2.14  Time, Place, Notice and Call of Meetings
     An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the shareholders and at such other time and places as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide by resolution the time and place, either within or without the State of Nevada, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors without other notice than the resolution.

     Special meetings of the Board of Directors may be called by the chairman of the board, the president, or any director.
     The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of the meeting shall be the principal office of the corporation in Florida.
     Notice of any special meeting of the Board of Directors may be given by any reasonable means, oral or written, and at any reasonable time before the meeting. The reasonableness of notice given in connection with any special meeting of the Board of Directors shall be determined in light of all pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days before the meeting either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting need be specified in the notice or in any written waiver of notice of the meeting.
     Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
2.15  Waiver of Notice
     Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during, or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
2.16  Action Without a Meeting
     Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of it may be taken without a meeting if a consent in writing, stating the action so taken without a meeting if a consent in writing, stating the action so taken, is signed by all the directors. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

2.17  Indemnification
     This corporation shall have the power to and shall indemnify any person who was or is a party to any proceeding from any liability or expenses incurred by reason of the fact that such person is or was a director of this corporation, to the full extent allowed under the laws of the State of Nevada.
2.18  Fees and Compensation
     Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed and determined by the Board.
ARTICLE 3
OFFICERS
3.1  Officers
     The officers of this corporation shall consist of a Chairman, President, Chief Financial Officer, Secretary and Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of stockholders of this corporation, and shall serve until their successors are chosen and qualified. The other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a President, Secretary or Treasurer shall not affect the existence of this corporation.
3.2  Duties. The officers of this corporation shall have the following duties:
     3.2.1  The President. The president shall have the following powers and duties:
               (a)  If no chief executive officer has been appointed, he shall be the chief executive officer of the corporation and, subject to the direction of the board of directors, shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;
               (b)  If no chairman of the board has been chosen, or if such officer is absent or disabled, he shall preside at meetings of the stockholders and board of directors;
               (c)  He shall be a member of the executive committee, if any;
               (d)  He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and
               (e)  He shall have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

          3.2.2  Chairman of the Board. The Chairman of the Board may be an officer of the Corporation, subject to the control of the Board, and shall report directly to the Board.
          3.2.3  Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board.
          3.2.4  Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board or the Chief Executive Officer shall from time to time determine. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board may from time to time determine.
          3.2.5  Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or President or as the Board may from time to time determine.
          3.2.6  Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or President or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.
          3.2.7  Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or President or as the Board may from time to time determine.

          3.2.8  Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer, the President, the Chief Financial Officer or as the Board may from time to time determine.
          3.2.9  Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or President or as the Board may from time to time determine.
          3.2.10  Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Treasurer, Controller or Secretary, respectively, or by the Chief Executive Officer or President. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.
3.3  Removal of Officers
     Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the corporation will be served by such removal.
     Any vacancy, however occurring, in any office may be filled by the Board of Directors unless these By-Laws shall have expressly reserved that power to the stockholders.
     Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

3.4  Indemnification
     This corporation shall have the power to and shall indemnify any person who was or is a party to any proceeding from any liability or expenses incurred by reason of the fact that such person is or was an officer of this corporation, to the full extent allowed under the laws of the State of Nevada.
ARTICLE 4
STOCK CERTIFICATES
4.1  Issuance
     Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until the share is fully paid.
4.2  Form
     Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile of it. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar other than the corporation itself, or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon the certificate shall have ceased to be that officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were that officer at the date of its issuance.
     Every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued and the variations in the relative rights and preferences between the shares of each series as far as have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.
     Every certificate representing shares that are restricted as to the sale, disposition or other transfer of the shares, shall state that the shares are restricted as to transfer and shall set forth or fairly summarize upon that certificate, or shall state that the corporation will furnish to any stockholder, on request and without charge, a full statement of the restrictions.

     Each certificate representing shares shall state upon its face:
     (a) The name of the corporation;
     (b) That the corporation is organized under the laws of the State of Nevada;
     (c) The name of the person or persons to whom issued;
     (d) The number and class of shares and the designation of the series, if any, that the certificate represents; and
     (e) The par value of each share represented by the certificate, or a statement that the shares are without par value.
4.3  Transfer of Stock
     Transfers of shares of stock of the corporation shall be only on the stock transfer books of the corporation, and only after the surrender to the corporation of the certificates representing such shares. Except as provided by Chapter 78, Nevada Revised Statutes, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.
4.4  Lost, Stolen or Destroyed Certificates
     The corporation shall issue a new stock certificate in the place of any certificate previously issued, if the holder of record of the certificates:
     (a)  Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;
     (b)  Requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;
     (c)  At the discretion of the Board of Directors, gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and
     (d)  Satisfies any other reasonable requirements imposed by the corporation.
ARTICLE 5
BOOKS AND RECORDS
     This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors. This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number, class and series, if any, of the shares held by each.

     Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.
ARTICLE 6
CORPORATE SEAL
     The corporate seal of the corporation shall be a circular seal with the name of the corporation around the border and the year of organization in the center.
ARTICLE 7
AMENDMENT
     These By-Laws may be altered, repealed or amended and new By-Laws may be adopted, by action of the Board of Directors, subject to the limitations of Chapter 78, Nevada Revised Statutes.
ARTICLE 8
INDEMNIFICATION
     This corporation shall have the power to and shall indemnify any person who was or is a party to any proceeding from any liability or expenses incurred by reason of the fact that such person is or was an employee or agent of this corporation, to the full extent allowed under the laws of the State of Nevada.
ARTICLE 9
ACQUISITION OF CONTROLLING INTEREST
     Section 78.378 and Section 78.3793 of the General Corporation Law of Nevada do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders of the corporation, whether or not identified.
Dated: October 8, 2008

/s/ Mark A. Libratore
Mark A. Libratore, President